Exhibit 99.3

HELIX WIND, CORP. ENGAGES DOMINICK & DOMINICK LLC AS ITS FINANCIAL ADVISOR AND INVESTMENT BANKER

San Diego, CA – August 6, 2009 - Helix Wind Corp. (OTCBB: HLXW) announced today that it has engaged Dominick & Dominick LLC (“Dominick”) as its exclusive financial advisor and investment banker in connection with a proposed secondary offering and other corporate finance-related needs.

“Dominick & Dominick is one of the oldest financial institutions in the country and one of the earliest members of the New York Stock Exchange, said Ian Gardner, Helix Wind’s CEO.  “We’re very excited about our new relationship with such an outstanding firm and are confident our company, shareholders and customers will benefit from Dominick’s advice and experience”.

About Helix: Helix Wind is a global renewable energy company. Helix Wind is engaged in the design, manufacturing and sale of small wind vertical axis turbine designed to generate 300W, 1kW, 2.0kW, 4.0kW, and 50kW of clean, renewable electricity. Additional information can be found at http://www.helixwind.com

Safe Harbor Statement: A number of statements contained in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements involve a number of risks and uncertainties, including our ability to pay the notes when they mature, attract and retain management and field personnel with experience in the small wind turbine industry, our ability to raise capital when needed and on acceptable terms and conditions, the intensity of competition and general economic factors. The actual results Helix Wind may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. Helix Wind encourages the public to read the information provided here in conjunction with its most recent filings, which may be viewed at www.sec.gov.

Contact:
Ian Gardner, CEO
Helix Wind, Corp.
1848 Commercial Street
San Diego, CA 92113
Toll Free: 877.2GOHELIX (246.4354)
Int: + 619.501.3932
Fax: + 619.330.2628
Email: media@helixwind.com